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                        [LETTERHEAD OF PROTEIN POLYMER]

                                                           FOR IMMEDIATE RELEASE

CONTACTS:
Gwen Como
Director, Investor Relations
(619) 558-6064


            PROTEIN POLYMER EXTENDS PUBLIC WARRANT EXPIRATION DATE

     SAN DIEGO, December 10, 1996 -- Protein Polymer Technologies, Inc. (NASDAQ-PPTI), announced today an extension to the expiration date of its publicly held Redeemable Warrants (NASDAQ - PPTIW)

     With this extension, the Redeemable Warrants may be exercised at any time prior to 5:30 p.m. (New York time) on January 21, 1998. The previous Expiration Date was 5:30 p.m. (New York time) on January 21, 1997. Each Redeemable Warrant represents the right to purchase one share of the Company's common stock at an exercise price of $8.00 per share, subject to certain adjustments.

     Protein Polymer Technologies, Inc. is a development stage biomaterials company focused on tissue repair and drug delivery. PPTI's genetically engineered, protein-based biomaterials can be designed specifically for use as biocompatible implants directing the activities of mammalian cells. Products being developed include tissue adhesives and sealants, wound healing matrices, surgical adhesion barriers, and drug delivery devices. PPTI also markets a line of protein polymer-activated cell culture products under the trade names of ProNectin(R) and SmartPlastic(TM).

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                                 Exhibit 99.5